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                                                                    EXHIBIT 25.1




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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                        SECTION 305(b)(2)           |__|

                              --------------------

                            THE BANK OF NEW YORK
             (Exact name of trustee as specified in its charter)


New York                                                  13-5160382
(State of incorporation                                   (I.R.S. employer
if not a U.S. national bank)                              identification no.)

48 Wall Street, New York, N.Y.                            10286
(Address of principal executive offices)                  (Zip code)


                              --------------------

                      First Tennessee National Corporation

              (Exact name of obligor as specified in its charter)


Tennessee                                                 62-0803242
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification no.)

165 Madison Avenue
Memphis, Tennessee
                                                          38103
(Address of principal executive offices)                  (Zip code)

                              --------------------

                          Subordinated Debt Securities
                      (Title of the indenture securities)


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1.       GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

--------------------------------------------------------------------------------
                  Name                                        Address
--------------------------------------------------------------------------------

         Superintendent of Banks of the State of     2 Rector Street, New York,
         New York                                    N.Y.  10006, and Albany, N.Y. 12203

         Federal Reserve Bank of New York            33 Liberty Plaza, New York,
                                                     N.Y.  10045

         Federal Deposit Insurance Corporation       Washington, D.C.  20429

         New York Clearing House Association         New York, New York

         (B)     WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         Yes.

2.       AFFILIATIONS WITH OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         None.  (See Note on page 3.)

16.      LIST OF EXHIBITS.

         EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7A-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND RULE 24 OF THE COMMISSION'S RULES OF PRACTICE.

         1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

         4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)





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         6.      The consent of the Trustee required by Section 321(b) of the
                 Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                      NOTE


         Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

         Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.





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                                   SIGNATURE



         Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 30th day of October, 1995.


                                               THE BANK OF NEW YORK



                                               By: /s/ Vivian Georges
                                               ----------------------
                                               Name: Vivian Georges
                                               Title:Assistant Vice President





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                                                                       EXHIBIT 7

                     Consolidated Report of Condition of
                             THE BANK OF NEW YORK
                   of 48 Wall Street, New York, N.Y. 10286
                    And Foreign and Domestic Subsidiaries
a member of the Federal Reserve System, at the close of business June 30, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                                Dollar Amounts
ASSETS                                                                                            in Thousands
Cash and balances due from depository institutions:
     Noninterest-bearing balances and
          currency and coin   . . . . . . . . . . . . . . . . . . . . . .                           $ 3,025,419
     Interest-bearing balances  . . . . . . . . . . . . . . . . . . . . .                               881,413
Securities:
     Held-to-maturity securities  . . . . . . . . . . . . . . . . . . . .                             1,242,368
     Available-for-sale securities  . . . . . . . . . . . . . . . . . . .                             1,774,079
Federal funds sold in domestic
     offices of the bank  . . . . . . . . . . . . . . . . . . . . . . . .                             5,503,445
Securities purchased under agreement
     to resell    . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               200,634
Loans and lease financing
     receivables:
     Loans and leases, net of unearned
          income  . . . . . . . . . . . . . . . . . . . . . . .26,599,533
     LESS: Allowance for loan and
          lease losses  . . . . . . . . . . . . . . . . . . . . .$516,283
     Loans and losses, net of unearned
          income and allowance  . . . . . . . . . . . . . . . . . . . . .                            26,083,250
Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . .                             1,455,639
Premises and fixed assets (including
     capitalized leases)  . . . . . . . . . . . . . . . . . . . . . . . .                               612,547
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . .                                79,667
Investments in unconsolidated subsidiaries
     and associated companies   . . . . . . . . . . . . . . . . . . . . .                               198,737
Customers' liability to this bank on
     acceptances outstanding  . . . . . . . . . . . . . . . . . . . . . .                             1,111,464
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               105,263
Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             1,237,264
                                                                                                    -----------
Total assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                           $43,511,189
                                                                                                    ===========

LIABILITIES
Deposits:
     In domestic offices  . . . . . . . . . . . . . . . . . . . . . . . .                           $19,233,885
     Noninterest-bearing  . . . . . . . . . . . . . . . . . . . 7,677,954
     Interest-bearing   . . . . . . . . . . . . . . . . . . . .11,555,931
     In foreign offices, Edge and
     Agreement subsidiaries, and IBFs   . . . . . . . . . . . . . . . . .                            12,641,676
     Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . .72,479
     Interest-bearing   . . . . . . . . . . . . . . . . . . . .12,569,197
Federal funds purchased and
     securities sold under agreements to
     repurchase in domestic offices of
     the bank and of its Edge and
     Agreement subsidiaries, and in IBFs:
     Federal funds purchased  . . . . . . . . . . . . . . . . . . . . . .                             1,747,659
     Securities sold under agreements
          to repurchase   . . . . . . . . . . . . . . . . . . . . . . . .                                73,553
Demand notes issued to the U.S.
     Treasury     . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               300,000
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .                               738,317
Other borrowed money:
     With original maturity of one year
          or less   . . . . . . . . . . . . . . . . . . . . . . . . . . .                             1,586,443
     With original maturity of more than
          one year  . . . . . . . . . . . . . . . . . . . . . . . . . . .                               220,877
Bank's liability on acceptances executed and
     outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             1,113,102
Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . .                             1,053,860
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             1,489,252
                                                                                                    -----------
Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .                            40,198,624
                                                                                                    -----------

EQUITY CAPITAL
Common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               942,284
Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               525,666
Undivided profits and capital
     reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                             1,949,221
Net unrealized holding gains
     (losses) on available-for-sale
     securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                  (862)
Cumulative foreign currency translation
     adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                (3,944)
Total equity capital  . . . . . . . . . . . . . . . . . . . . . . . . . .                             3,312,565
                                                                                                    -----------
Total liabilities and equity capital  . . . . . . . . . . . . . . . . . .                           $43,511,189
                                                                                                    ===========

     I, Robert E. Keitman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Robert E. Keitman

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

          J. Carter Bacot                          )
          Thomas A. Renyl                          )Directors
          Samuel F. Chevalier                      )